TRIAD INDUSTRIES, INC.
                     (Formerly RB Capital & Equities, Inc.)
                 Notes to the Consolidated Financial Statements
                 For the Years Ended December 31, 1999 and 1998




                       350 E Street, Chula Vista, CA 91910
                     Tel: (619) 422-1348 Fax: (619) 422-1465
                                ARMANDO C. IBARRA
                          CERTIFIED PUBLIC ACCOUNTANTS
                          ( A Professional Corporation)


Armando C. Ibarra,
C.P.A.
Members of the California Society of
Armando Ibarra, Jr.,
C.P.A
Certified Public Accountants


To the Board of Directors
Triad Industries, Inc.
(Formerly RB Capital & Equities, Inc.)
RB Courtyard, Suite 232
16935 W. Bernardo Drive
San Diego, CA 92126


We have audited the accompanying consolidated balance sheets of Triad Industries, Inc. (Formerly RB Capital & Equities, Inc.) as of December 31, 1999 and the related consolidated statements of operations, changes to shareholders equity and cash flows for the year then ended. These consolidated financial
statements   are  the   responsibility   of  the   Companys   management.   Our
responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Triad Industries, Inc. (Formerly RB Capital & Equities, Inc.) from January 1, 1998 to December 31, 1998 were audited by other auditors whose reports have been furnished to us, and our opinion, insofar as it relates to the data through December 31, 1998, is based solely on the reports of the other auditors. We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion. In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Triad Industries, Inc. (Formerly RB Capital & Equities, Inc.) and its subsidiaries as of December 31, 1999, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles. Our opinion, insofar as it relates to the cumulative data through December 31, 1998, is based solely on the report of the other auditors.



________________________________
ARMANDO C. IBARRA, C.P.A. - APC

March 22, 2000
San Diego, California




To the Board of Directors
RB Capital & Equities, Inc.
San Diego, California

We have audited the consolidated statement of operations, changes in stockholders equity and cash flows of RB Capital & Equities, Inc., as of December 31, 1998 and for the year ended December 31, 1998. These consolidated financial statements are the responsibilty of the Company's manangement. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statments referred to above present fairly, in all material respects, the results of the operations and cash flows of RB Capital & Equities, Inc. for the year ended December 31, 1998 in conformity with accounting principles generally accepted in the United States of America.

HJ Associates & Consultants, LLP
(Successor to Jones, Jensen & Company)
Salt Lake City, Utah
March 31, 1999






Audit report
                             TRIAD INDUSTRIES, INC.
                     (Formerly RB Capital & Equities, Inc.)
                           Consolidated Balance Sheets
                             As of December 31, 1999
                                     ASSETS
                                                   1999
CURRENT ASSETS
Cash                                          $   43,236
Accounts receivable                               90,681
Accounts receivable - other                            -
Marketable securities                            161,293
Impound account                                    4,062
Assets held for sale                           1,202,095
Deferred tax benefit                             367,300
Total Current Assets                           1,868,667
NET PROPERTY & EQUIPMENT                       3,386,717
OTHER ASSETS
Note receivable                                  254,554
Investment in securities available for sale      468,167
Gift certificates                                  6,000
Net loan fees                                     71,888
Total Other Assets                               800,609
TOTAL ASSETS                                  $6,055,993






                            TRIAD INDUSTRIES, INC.
                    (Formerly RB Capital & Equities, Inc.)
                          Consolidated Balance Sheets
                            As of December 31, 1999
                     LIABILITIES AND STOCKHOLDERS' EQUITY
                                             1999

CURRENT LIABILITIES
Accounts payable                        $    20,963
Loans payable                                90,715
Line of credit                               25,121
Greentree lease                               1,655
Taxes payable                                16,855
Security deposits                            39,865
Accrued taxes                                     -
Notes payable on assets held for sale       918,966
Trust deeds and mortgages                 2,782,500
Total Current Liabilities                 3,896,640
TOTAL LIABILITIES                         3,896,640
STOCKHOLDERS' EQUITY
Preferred stock ($1.00 par
value, 10,000,000 shares
authorized 850,000 shares
issued and outstanding for 1999)            850,000
Common stock ($0.001 par
value, 50,000,000 shares
authorized 6,403,418 and
3,633,204 shares issued
and outstanding for 1999
and 1998, respectively)                       6,403
Additional paid-in capital                2,044,991
Stock subscription receivable               (62,500)
Retained earnings                          (679,540)
Total Stockholders' Equity                2,159,354
TOTAL LIABILITIES
& STOCKHOLDERS' EQUITY                  $ 6,055,993





                        TRIAD INDUSTRIES, INC.
                (Formerly RB Capital & Equities, Inc.)
                 Consolidated Statements of Operations
             For the Twelve Months Ended December 31, 1999
                                               1999             1998
REVENUES
Consulting income                        $   435,052            650,883
Rental income                                529,273            -
Costs of revenues                           (179,886)           (118,282)
GROSS PROFIT                                 784,438            532,601
OPERATING COSTS
Depreciation                                 208,473            1,657
Bad debt expense                               5,637            31,827
Administrative expenses                    1,024,358            187,123
Total Operating Costs                      1,238,468            220,607
NET OPERATING INCOME / (LOSS)               (454,030)           311,994
OTHER INCOME & (EXPENSES)
Interest income                                6,723            1,765
Other income                                  27,806            -
Other expenses                                  (149)           -
Net realized gain (loss) on sale
of marketable securities                      64,141            (107,631)
Unrealized (loss) on valuation
of marketable securities                    (371,346)           (303,006)
Mortgage refinancing                         441,000            -
Disposition of stock                        (250,000)           -
Net gain / (loss) on disposable assets      (142,993)           -
Late charges                                      43            -
Utility Charges                                  782            -
Fee income - vending                           1,210            -
Interest mortgage                           (403,168)           -
Total Other Income & Expenses               (625,951)           (408,872)
NET (LOSS) BEFORE TAXES                   (1,079,980)           (96,878)
PROVISION FOR INCOME TAXES                   367,300            34,752
NET (LOSS)                               $  (712,680)           (62,126)
BASIC EARNINGS (LOSS) PER SHARE          $     (0.14)           (0.09)
WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING                  5,055,774            703,730
DILUTED EARNINGS (LOSS) PER SHARE        $     (0.11)
WEIGHTED AVERAGE OF DILUTED
COMMON SHARES OUTSTANDING                  6,276,048





       TRIAD INDUSTRIES, INC.
    (Formerly RB Capital & Equities, Inc.)
        From December 31, 1997 to December 31, 1999

                                     Preferred   Preferred     Common
                                       Shares      Stock       Shares
 Balance, December 31, 1997                                      2,339,529

Common stock issued June 17,1998
for securities valued @ $1.07 per share                            13,200

Common stock issued June 17, 1998 for
securities valued @ $.90066 per share                              60,000

Common stock issued June 17, 1998
for securities valued @ $.084 per share                            15,000

Common stock issued June 17, 1998
for note payable @ $.334 per share                                 30,480
Common stock issued June 17, 1998
for securities valued @ $.334 per share                           135,000

Common stock issued June 17, 1998
for services (officers) valued @ $.334
per share                                                         300,000

Common stock issued November 4,
1998 for subscription receivable
 @ $.166 per share                                                375,000

Common stock issued December 31, 1998
for note payable @ $.3234 per share                                18,750

Common stock issued December 31, 1998
for management fees @ $.334 per share                              60,759

Common stock issued December 31, 1998
for note payable @ $.334 per share                                 60,486

Common stock issued December 31,1998
for securities valued @ $.206 per share                           225,000

Contributed capital
Net loss for the year ended

December 31,1998
Balance, December 31, 1998                                      3,633,204









                                                                         Stock
                                            Common       Paid-In    Subscription
                                             Stock       Capital     Receivable
Balance, December 31, 1997                  $  2,340   $  633,098          $ -

Common stock issued June 17,1998
for securities valued @ $1.07 per share           13       14,096

Common stock issued June 17, 1998 for
securities valued @ $.90066 per share             60       53,940

Common stock issued June 17, 1998
for securities valued @ $.084 per share           15        1,235

Common stock issued June 17, 1998
for note payable @ $.334 per share                30       10,131

Common stock issued June 17, 1998
for securities valued @ $.334 per share          135       44,865

Common stock issued June 17, 1998
for services (officers) valued @ $.334
per share                                        300       99,700

Common stock issued November 4,
1998 for subscription receivable
@ $.166 per share                                375       62,125      (62,500)

Common stock issued December 31, 1998
for note payable @ $.3234 per share               19        6,031

Common stock issued December 31, 1998
for management fees @ $.334 per share             61       20,192

Common stock issued December 31, 1998
for note payable @ $.334 per share                60       20,102

Common stock issued December 31,1998
for securities valued @ $.206 per share          225       46,025

Contributed capital                                         4,139
Net loss for the year ended

December 31,1998
Balance, December 31, 1998                     3,633    1,015,677      (62,500)



                                    Retained               Total
                                       Earnings
Balance, December 31, 1997                $  95,266    $ 732,262

Common stock issued June 17,1998
for securities valued @ $1.07 per share                     14,118

Common stock issued June 17, 1998 for
securities valued @ $.90066 per share                      54,040

Common stock issued June 17, 1998
for securities valued @ $.084 per share                    1,260

Common stock issued June 17, 1998
for note payable @ $.334 per share                        10,180

Common stock issued June 17, 1998
for securities valued @ $.334 per share                   45,090

Common stock issued June 17, 1998
for services (officers) valued @ $.334
per share                                                100,200

Common stock issued November 4,
1998 for subscription receivable
@ $.166 per share                                          250

Common stock issued December 31, 1998
for note payable @ $.3234 per share                       6,063

Common stock issued December 31, 1998
for management fees @ $.334 per share                       20,294

Common stock issued December 31, 1998
for note payable @ $.334 per share                         20,202

Common stock issued December 31,1998
for securities valued @ $.206 per share                 46,400

Contributed capital                                      1,717
Net loss for the year ended

December 31,1998                            (62,126)     (62,126)
Balance, December 31, 1998                   33,140      989,950










       TRIAD INDUSTRIES, INC.
    (Formerly RB Capital & Equities, Inc.)
       Consolidated Statement of Stockholders' Equity (continued)
        From December 31, 1997 to December 31, 1999

                                     Preferred   Preferred     Common
                                       Shares      Stock       Shares

Balance, December 31, 1998                                      3,633,204

 Recapitalization (Note 1)                                        526,672

 Common stock issued March 15, 1999
 for services valued @ $0.63 per share                            313,942

 Common stock issued on March 15,
 1999 for the purchase of Gam
 Properties, Inc. @ $0.63 per share                             1,120,000

 Preferred stock issued on March 15,
 1999 for the purchase of Miramar Road
 Associates, LLC @ $1.00 per share      700,000     700,000

 Preferred stock issued September
 1999 in exchange for 1.5 million
 shares of Pro Glass Technologies,
 Inc. common stock valued @
 $1.00 per share                        150,000     150,000

 Stock subscription receivable

 Common Stock issued December
 1999 for cash @ $0.22 per share                                  320,000

 Common Stock issued December 1999
 for management fees @ $0.06 per share                            489,600

 Net loss for the year ended
 December 31, 1999

 Balance, December  31, 1999            850,000   $ 850,000     6,403,418











                                                       Additional       Stock
                                         Common       Paid-In    Subscription
                                             Stock       Capital     Receivable

Balance, December 31, 1998                   3,633    1,015,677      (62,500)

Recapitalization (Note 1)                      527       33,396      (20,000)

Common stock issued March 15, 1999
for services valued @ $0.63 per share          314      196,527

Common stock issued on March 15,
1999 for the purchase of Gam
Properties, Inc. @ $0.63 per share           1,120      698,880

Preferred stock issued on March 15,
1999 for the purchase of Miramar Road
Associates, LLC @ $1.00 per share

Preferred stock issued September
1999 in exchange for 1.5 million
shares of Pro Glass Technologies,
Inc. common stock valued @
$1.00 per share

Stock subscription receivable                                        20,000

Common Stock issued December
1999 for cash @ $0.22 per share                320       71,625

Common Stock issued December 1999
for management fees @ $0.06 per share          489       28,886

Net loss for the year ended
December 31, 1999

Balance, December 31, 1999              $    6,403   $2,044,991   $  (62,500)








                                             Retained        Total
                                             Earnings
Balance, December 31, 1998                   33,140        989,950

Recapitalization (Note 1)                                  13,923

Common stock issued March 15, 1999
for services valued @ $0.63 per share                      196,841

Common stock issued on March 15,
1999 for the purchase of Gam
Properties, Inc. @ $0.63 per share                         700,000

Preferred stock issued on March 15,
1999 for the purchase of Miramar Road
Associates, LLC @ $1.00 per share                          700,000

Preferred stock issued September
1999 in exchange for 1.5 million
shares of Pro Glass Technologies,
Inc. common stock valued @
$1.00 per share                                            150,000

Stock subscription receivable                               20,000

Common Stock issued December
1999 for cash @ $0.22 per share                            71,945

Common Stock issued December 1999
for management fees @ $0.06 per share                      29,375

Net loss for the year ended
December 31, 1999                          (712,680)      (712,680)

Balance, December 31, 1999              $  (679,540)   $ 2,159,354



                            TRIAD INDUSTRIES, INC.
                    (Formerly RB Capital & Equities, Inc.)
                     Consolidated Statements of Cash Flows
                     For the Year Ended December 31, 1999
                                                         1999          1998
CASH FLOWS FROM OPERATING ACTIVITIES
(Loss) from operations                             $  (712,680)       (62,126)
Depreciation expense                                   208,473          1,656
(Increase)Decrease in accounts receivable             (224,484)        64,332
(Decrease) Increase in accounts payable                 15,188         (2,932)
Increase in security deposits                           39,865              -
Increase in interest payable                                 -          4,065
(Decrease) in taxes payable                            (46,374)             -
Increase in unearned revenue                                 -         21,098
(Increase) in impound account                           (4,062)             -
(Increase) in other assets                              (6,000)             -
Sale of marketable securities                          459,120        285,494
Unrealized loss on marketable securities               371,346        303,006
Purchase of marketable securities                            -       (687,545)
Bad debt expense                                         5,637         31,827
(Increase) in income tax benefit                      (367,300)       (34,752)
Common stock issued for services                       226,216        120,253
Net cash provided by operating activities              (35,055)        44,376
CASH FLOWS FROM INVESTING ACTIVITIES
Net purchase of fixed assets                          (213,877)           (23)
Disposition of securities available for sale           250,000              -
Net cash (used) by investing activities                 36,123            (23)
CASH FLOWS FROM FINANCING ACTIVITIES
Payments on notes payable                                    -        (20,230)
Loan fees                                             (143,779)             -
Greentree lease                                          1,655              -
Increase in line of credit                              25,121              -
Increase in loan payable                                87,035        (28,500)
Issuance of stock                                            0              -
Common stock issued for cash                               320              -
Paid in capital                                         71,625              -
Net cash provided (used) by financing activities        41,977        (48,730)
Net increase (decrease) in cash                         43,045         (4,331)
Cash at beginning of year                                  191          4,522
Cash at end of year                                     43,236            191
Supplemental Cash Flow Disclosures
Cash paid during year for interest                     403,168              -
Cash paid during year for taxes                              -              -
Schedule of Non-Cash Activities
Common Stock issued for services                       226,216        370,253
Common Stock received for services                     169,928              -
Common Stock issued for securities                           -              -
Common Stock issued for acquisition of
subsidiary                                           1,120,000              -
Common stock issued for debt conversion                      -         36,373
Disposition of securities availalbe for sale           250,000              -
Preferred stock issued for securities                  150,000              -
Preferred stock issued for acquisition
of subsidiary                                          700,000              -






NOTE 1.  ORGANIZATION AND DESCRIPTION OF BUSINESS

     Triad Industries, Inc. (the Company) was incorporated under the laws of the State of Utah on November 25, 1985. The Company was originally known as Investment Marketing, Inc. Investment Marketing, Inc. was originally incorporated for the purpose of buying, selling, and dealing in real property. At a special meeting of the shareholders held June 6, 1990 the Company name was changed to Combined Communication, Corp. On June 7, 1990 the Company completed the merger and became a Nevada Corporation. On October 17, 1997, the Company met to amend the Articles of Incorporation. The name of the Company was changed to RB Capital & Equities, Inc. On March 15, 1999, at a special meeting of the shareholders HRM (1) reversed its common stock on a one for ten (1:10) from 5,256,716 to 526,672 shares outstanding. Also at the meeting of shareholders, HRM ratified a plan of reorganization whereby Healthcare Resource Management would acquire 100% of the outstanding shares of common stock of RB Capital and its subsidiaries (Gam Properties and Miramar Road Associates) for 5,068,150 shares of HRM post split common stock and 700,000 shares of $1.00 preferred stock. The only significant shareholder was American Health Systems, Inc. who owned 373,333 of common shares before the merger and 1,120,000 of common stock after the merger. The 700,000 shares of preferred stock were issued to American Health Systems, Inc. for the note payable and the 99% interest RB Capital had acquired in Miramar Road Associates. 1,120,000 shares of common stock of the 5,068,150 shares issued to RB Capital & Equities, Inc. went to American Health Systems, Inc. in exchange for the 373,333 originally received from RB Capital & Equities, Inc. as consideration for 100% of Gam Properties. This 1,120,000 represents a 3 for 1 forward split of the 373,333 shares of RB Capital & Equities common stock. The acquisition was accounted for as a recapitalization of RB Capital because the shareholders of RB Capital & Equities, Inc. controlled HRM after the acquisition. Therefore, RB Capital & Equities, Inc. was treated as the acquiring entity for accounting purposes and HRM was the surviving entity for legal purposes. On March 15, 1999 the shareholders also approved an amendment to the Articles of Incorporation changing the corporation name to Triad Industries, Inc. Triad Industries, Inc. is a holding Company with no operations of its own. The Company has authorized 50,000,000 shares of $0.001 par value common stock.

The Company operates through its five subsidiaries:

     1. RB Capital and Equities, Inc. is a financial services corporation that operates a merger and acquisition consulting business. The company does corporate filing and capital reorganization business for small emerging private and public client corporations.

2. Miramar Road Associates, LLC. owns and operates a 51,000 square foot commercial building.

3.   HRM, Inc. is presently inactive in the healthcare industry.

NOTE 1.  ORGANIZATION AND DESCRIPTION OF BUSINESS (CONTINUED)

4. Gam Properties, Inc. owns and rents a seven unit, a four unit, and a three unit apartment building.

5. Triad Reality is not yet operating as a consolidating real estate company.


NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.   Accounting Method

The Companys financial statements are prepared using the accrual method of accounting. The company has elected a December 31, year end.

b.       Basis of Consolidation

The consolidated financial statements of Triad Industries, Inc. include those accounts of RB Capital & Equity Inc., Gam Properties Inc., Healthcare Resource Management Inc., and Miramar Road Associates, LLC. Triad Industries owns title to all of the assets and liabilities of the consolidated financial statement. All significant intercompany transactions have been eliminated.

c.   Cash Equivalents

For the purpose of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

d.   Estimates and Adjustments

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. In accordance with FASB 16 all adjustments are normal and recurring. See note 2i regarding the Companies revenue recognition policy.








NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

e. Basis of Presentation and Considerations Related to Continued Existence (going concern)

     The Companys financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The companys management intends to raise additional operating funds through operations and debt or equity offerings. Management has yet to decide what type of offering the Company will use or how much capital the Company will raise. There is no guarantee that the Company will be able to raise any capital through any type of offering. There is substantial doubt about the Companies ability to continue as a going concern.

f.   Intangibles

Intangible assets consists of loan fees. The loan fees are being amortized on a straight-line basis over a period of twenty-five years.

g.  Accounts Receivable

     The Company has entered into various contracts, by which the Company provides financial services.
 h.  Concentration of Credit Risk

     The Company maintains credit with various financial institutions. Management performs periodic evaluations of the relative credit standing of the financial institutions. The Company has not sustained any material credit losses for the instruments. The carrying values reflected in the balance sheet at December 31, 1999 reasonable approximate the fair values of cash, accounts payable, and credit obligations. In making such assessment, the Company, has utilized discounted cash flow analysis, estimated, and quoted market prices as appropriate in accordance with paragraph 9 of SFAS 107. Note 3 reflects the fair value of notes, trusts, and mortgages payable in accordance with paragraph 11, 12, and 13 of SFAS 107.

i.  Investments in Securities

Marketable securities at December 31, 1999 and 1998 are classified and disclosed as trading securities under the requirements of SFAS No. 115. Under such statement, the Companys securities are required to be reflected at fair market value. Changes in the fair value of investments are reflected in the statement of operations under other income & expenses.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

j.  Revenue Recognition and Deferred Revenue

     Revenue includes the following: Miramar Road Associates, Inc. revenue consists of commercial rental income. Revenue for Miramar is recognized at each month beginning on a receivable basis. Gam Properties Inc. revenue consists of residential rental income. Revenue for Gam is recognized at each month beginning on a receivable basis. RB Capital & Equities, Inc. revenue consists of consulting income. RB Capital & Equities, Inc. has various consulting contracts outstanding in which the Company performs a set of various financial services. RB Capital recognizes revenue when services on contracts are provided.

k.   Principles of Consolidation

     The consolidated financial statements include the accounts of Triad Industries, Inc., the parent Company, Healthcare Management Resources, a Nevada corporation, RB Capital & Equities Inc, a Nevada corporation, GAM Properties Inc., a California corporation, and Miramar Road Associates Inc., a California LLC. All subsidiaries are wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

l.  Line of Credit

     The Company has a $ 50,000 line of credit. The line of credit is an adjustable rate loan. The loan is an open revolving line of credit, and annual interest terms of prime plus 3.65%. (i.e. if prime was 9% the interest rate would be 12.65%.) There are no restrictions on the use of this line of credit. There is an outstanding balance of $ 25,121 as of December 31, 1999.

m.  Income Taxes

     The Company accounts for income taxes using the asset and liability method. Under the asset and liability method, deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. See note 11 regarding income tax benefit.

n.  Note receivable

     The $254,554 note receivable represents a non interest bearing note the Company received in the acquisition of the final one percent of Miramar Road Associates, Inc.

NOTE 3. ASSETS HELD FOR SALE

All of the Companys properties held for sale are on a thirty-year mortgage.

Location      Description    Interest Rate         Cost             Debt

2016-18 Balboa*     4 Units   7.817%          $  420,000           $307,908
2015-17 Hornblend*
2135-39 Grand Ave.  Tri-plex  7.667%             355,350            233,955
4592 Bancroft       7 Units   7.500%             390,000            264,099
3635 3rd. Ave.      Condo    10.250%             180,000            113,004
NRV                                                                (143,255)

                        Total                 $ 1,202,095        $   918,966

     * This location is a four-unit building. The building is constructed with 2 units being back to back and on separate streets.

     Gam Properties, Inc. sold two properties during 1999. In April, Chase property sold for $1,170,000. Total cost for the Chase property was $1,211,285 leaving a net loss of $41,285. In June, 3rd Ave. #6 property sold for $199,500. Total costs for the 3rd Ave. #6 property was $196,574 leaving a net gain of $2,926. Both properties sold were accounted for as assets held for sale. Therefore, there is no effect regarding suspending depreciation since no depreciation was being taken. The results from operations from assets held for sale that were included in the results of operations for 1999 were: income of $113,090, operating expenses of $395,720 leaving a net operating loss of $282,630. By classifying these properties as held for sale the Company is bypassing an approximated annual depreciation expense of $40,070. A net realizable valuation allowance was placed on the properties held for sale in the amount of $143,255, in accordance with SFAS 121.

NOTE 4.  PROPERTY & EQUIPMENT

     Property is stated at cost. Additions, renovations, and improvements are capitalized. Maintenance and repairs, which do not extend asset lives, are expensed as incurred. Depreciation is provided on a straight-line basis over the estimated useful lives ranging from 27.5 years for commercial rental properties, 5 years for tenant improvements, and 5 - 7 years on furniture and equipment.
                                              1999          1998

Land                                        $   327,614    $ -0-
Buildings                                     3,038,357    -0-
Computer                                          1,000    -0-
Furniture                                         7,224    5,718
Tenant Improvements                             151,711    -0-
                                                  ------------------------------
                                                  ------------------------------
                                            $ 3,525,906   $ 5,718
Less Accumulated Depreciation                  (139,189)   (2,606)
                                                  ------------------------------
Net Property and Equipment                  $ 3,386,717   $ 3,112
                                                  ==============================
NOTE 4. PROPERTY & EQUIPMENT (CONTINUED)

     The Company owns a fifty-one thousand square foot commercial building located at 6920-6910 A & B and 6914 Miramar Road, San Diego, California.


NOTE 5. SHORT TERM-DEBT
                             Interest Rate

First Trust Deed 2/2000             13%   $1,800,000
Second Trust Deed 10/1999           12%      380,000
Third Trust Deed 6/1999             13%      315,000
Forth Trust Deed 4/1999             14%      259,000
Fifth Trust Deed 6/2000             14%       28,500
                                          $2,782,500
     The office building collateralized the above loans. The loan agreements provide for monthly payments of interest with principle due at the above dates. Management has negotiated with the current lender a short-term extension of these maturity dates and is attempting to obtain long term financing. Management has discovered a lien of approximately $ 400,000 on the office building, which is related to the debt of a stockholder and former officer of the L.L.C. The Company had a contingent liability for this debt and paid it off on September 20, 1999. On September 20, 1999 the Company acquired the remaining one-percent partner minority interest on the Miramar property and paid off $ 192,000 of the outstanding mortgage liability.
NOTE 6.  ACCOUNTS RECEIVABLE

Accounts receivable consist of the following:
                                December 31, 1999
Accounts receivable Various         $20,547
Accounts receivable Carrera             520
Accounts receivable Gahi              1,450
Accounts receivable Trans-Caribe      2,687
Accounts receivable Fortune Oil      11,500
Accounts receivable Fees             32,894
Accounts receivable 3rd. Avenue      15,083
Accounts receivable Ashy              5,000
Accounts receivable Trans-Caribe      1,000

Total                               $90,681

     The Company expects to collect accounts receivable within one year. As of December 31, 1999 the accounts receivable outstanding is fully expected to be collected. Therefore, the Company has not setup an allowance for doubtful accounts.

NOTE 7. BASIC & DILUTED EARNINGS (LOSS) PER SHARE

     Basic loss per common share has been calculated based on the weighted average number of shares of common stock outstanding during the period. Diluted loss per common share has been calculated based on the weighted average number of shares of common and preferred stock outstanding during the period. There were no preferred shares of stock outstanding for the year ended December 31, 1998.

                                      December 31,
                                  1999           1998

Numerator income (loss)        $  (712,680)   $   (62,126)
Denominator weighed average
number of shares outstanding     5,055,774        703,730
                        ---------------------------------
                        ---------------------------------

Basic (loss) per share         $     (0.14)   $     (0.09)
                        =================================

                             December 31, 1999
                                    ---------------------
                                    ---------------------
Numerator income (loss)        $  (712,680)
Denominator weighed average
number of shares outstanding     6,276,048
                                    ---------------------
                                    ---------------------

Diluted (loss) per share      $     (0.11)
                                    =====================


NOTE 8.  OPERATING LEASE

     The Company operates its facilities under an operating lease agreement with an unrelated party. The base rent is $ 3,434 per month. There is one year remaining of the current lease agreement that ends December 31, 2000. The Company has the option to continue on a month to month basis. Rent expense was $ 27,855 in 1999.

The Company has the following lease options:

  Year Ending
---------------
---------------
2000     41,208
2001     42,000
2002     42,000
2003     42,000
2004     42,000
---------------
---------------
       $209,208
===============



NOTE 9.  ACQUISITIONS

     Triad Industries, Inc. acquired Gam Properties and Miramar Road Associates, LLC on February 26, 1999. Both acquisitions were recorded as a purchase in accordance with Accounting Principles Board Opinions No. 16 (APB No. 16). Gam Properties Inc. is in the residential rental business. Triad Industries issued 1,120,000 shares of common stock, the stocks trading value was $.63 per share in the acquisition of gam Properties. Gam Properties was valued at $700,000.
Miramar Road Associates, LLC. Is in the commercial rental business. Triad Industries issued 700,000 shares of $1.00 preferred stock in the acquisition of Miramar Road Associates. Therefore, the 99% interest in Miramar Road Associates, LLC. was valued at $700,000. All shares issued for the acquisition of Gam Properties and Miramar Road Associates were valued at whatever was given up or received whichever is more readily determinable. On March 15, 1999 Triad Industries acquired HRM for 526,672 shares of common stock in conjunction with a recapitalization of the Company. HRM is in the business of healthcare management.


NOTE 10.  INCOME TAXES

     Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryfowards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities. At December 31, 1999 the Company has significant operating and capital losses carryfoward. The benefits resulting for the purposes have been estimated as follows:

                                           As of
                                     December 31, 1999

Net Operating Losses :
Beg. Retained Earnings                      33,140
Net operating loss for Year Ended 1999    (712,680)
                   -------------------------------
                   -------------------------------
Ending Retained Earnings                  (679,540)

Income Tax Benefit                       $(367,300)
                   ===============================

     Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforward are expected to be available to reduce taxable income.



NOTE 10.  INCOME TAXES (CONTINUTED)

     As of December 31, 1999, the Company has net operating loss carryforwards for both federal and state income tax purposes of approximately $679,540, which expire twenty years from the year the loss was incurred. Under federal and state laws, the availability of the Companys net operating loss carryforward may be limited if a cumulative change in ownership of more than 50% occurs within any three year period. In accordance with SFAS 109 paragraph 24 the Company has deemed that a valuation allowance is not needed. There was a net increase in the income tax benefit valuation as of December 31, 1999 of $367,300.


NOTE 11.  STOCKHOLDERS EQUITY

     The stockholders equity section of the Company contains the following classes of capital stock as of December 31, 1999.

     (A) Preferred Stock, nonvoting, $ 1.00 par value; 10,000,000 shares authorized; 850,000 shares issued and outstanding.

     (B) Common stock, $ 0.001 par value; 50,000,000 shares authorized; 6,403,418 and 3,633,204 shares issued and outstanding for 1999 and 1998, respectively.

     The holders of Preferred Stock are entitled to receive dividends calculated using an Available Cash Flow formula as prescribed by the Certificate of Designation of Preferred Stock. There have not been any dividends declared as of December 31, 1999. The preferred stock is (1) non-voting, (2) convertible at the second anniversary from issuance on a two for on (2:1) basis to common stock;
(3) has a preference over common stock to be paid $1.00 per share as a preferential liquidation.


NOTE 12.  MARKETABLE SECURITIES

At December 31, 1999, the Company held trading securities of the following companies:

                 Trading Trading   Number of  Value Price       FMV
                 Symbol  Market     Shares    At Year End      At Year End
             - ---------------- --------------------- ----------------------
Fortune Oil           fogc   otc     33,000             0.18   5,940
Greenland             glcp   otc      4,113             0.56   2,303
Peacock Financial     pfck   otc    200,000             0.68 136,000
Total Entertainment   ttln   otc     55,000             0.31  17,050
                                              ----------------------
Total                                                       $161,293
                                              ======================


NOTE 12.  MARKETABLE SECURITIES (CONTINUED)

     The Company is in accordance with SFAS 130 when reporting trading securities. All gain and loss are reported in the statement of operations under other income and expenses. Trading securities are reported at market value as of December 31, 1999 in accordance with SFAS 130.


NOTE 13.  INVESTMENTS IN SECURITIES AVAILABLE FOR SALE

At December 31 1999, the Company held investments in the following companies:

                             Trading    Number of      Value Price      Balance
                              Market     Shares         At Year End  At Year End

Beach Brew                        n/t     625,000                0.02   17,500
Blue Gold                         n/t     125,000                0.00      125
Carrara                           n/t     325,000                0.00      370
Golden Age                        n/t   1,283,949                0.00    1,283
Golden Panther                    n/t     150,000                0.10   15,000
* Heritage National Corporation   n/t     250,000                0.10   25,000
Littlemark                        n/t     453,333                0.02   90,666
Mezzanine Capital                 n/t     107,000                1.25  133,750
Nicholas Inv.                     n/t     364,583                0.00      364
* Pro Glass                       n/t   1,868,892                0.06  172,133
Spa International                 n/t     245,165                0.02    4,903
Superior Oil                      n/t     100,000                0.06    6,000
Thunderstone                      n/t       3,068                0.06      184
Regan Corp.                       n/t       5,000                0.11      550
Processing Research Inc.          n/t      20,000                0.01      339
                                                          --------------------
Total                                                                $ 468,167
                                                          ====================


     In 1995, the Company bought 250,000 shares of Heritage National Corporation at $ 0.10 a share. In 1999, the Company acquired 1.5 million shares of Pro Glass Technologies, Inc. at $ .10 a share. Heritage National Corporation values remained the same due to the Companies not trading at periods end. Unrealized holding gains and loss will be in accordance with paragraph 13 of SFAS 115 when and if the Companies begin trading. In 1999, the Company returned 50,000 shares of $ 5.00 preferred stock of American Health Systems that was considered a disposition of stock. All gains and losses will be recorded in the statement of operations under other income and expenses.






NOTE 14.  STOCK TRANSACTIONS

     Stock issuances are in accordance with paragraph 8 of SFAS 123, where issuances shall be accounted for based on the fair value of the consideration received or what was given up, whichever is more readily determinable. As of January 1, 1998 there were 2,339,529 shares of common stock outstanding. In June of 1998, the Company issued 13,200 shares of common stock valued at $1.07 per share for marketable securities. Since there is no market for the Companys common stock, the shares were valued at the trading price of the securities that were received. On June 17, 1998, the Company issued 60,000 shares of common stock valued at $.90066 per share for marketable securities. Since there is no market for the Companys common stock, the shares were valued at the trading price of the securities that were received. On June 17, 1998 the Company issued 30,480 shares of common stock for the conversion of debt valued at $.334 per share. On June 17, 1998. The Company issued 135,000 shares of common stock for marketable securities valued at $.334 per share. Since there is no market for the Companys common stock, the shares were valued at the trading price of the securities, which were received. On June 17, 1998, the Company issued 300,000 shares of common stock for services to officers of the Company valued at $.334 per share. On November 4, 1998, the Company issued 375,000 shares of common stock for a subscription receivable valued at $.166 per share. On December 31, 1998 the Company issued 18,750 shares of common stock for debt conversion valued at $.3234 per share. On December 31, 1998, the Company issued 60,759 shares of common stock for management fees valued at $.334 per share. On December 31, 1998, the Company issued 60,486 shares of common stock for debt conversion valued at $.334 per share. On December 31, 1998, the Company issued 225,000 shares of common stock for marketable securities valued at $.206 per share. Since there is no market for the Companys common stock, the shares were valued at the trading price of the securities that were received.



NOTE 14.  STOCK TRANSACTIONS (CONTINUED)

     As of January 1, 1999 there were 3,633,204 shares of common stock outstanding. On March 15, 1999 the Company issued 314,946 shares of common stock for services issued valued at $.625 per share. At the shareholders meeting held March 15, 1999 the stockholders approved the acquisition of RB Capital and Equities, Inc. a Nevada corporation and its subsidiaries for 1,120,000 shares of common stock and 700,000 shares of preferred stock. In September the Company issued 150,000 shares of $1.00 par value preferred stock (transaction was valued at the most readily determinable price; which was the value of preferred stock) in exchange for 1.5 million shares of Pro Glass Technologies, Inc. common stock. The 1.5 million shares represented (at the time of acquisition) 8.5% of Pro Glass Technologies, Inc. outstanding common stock. In December 1999, the Company issued 489,600 of common stock shares to management and key employees for services rendered. In December 1999 the Company issued 320,000 shares of common stock for cash in the amount of 71,945. On December 31, 1999 there were 6,403,418 shares of common stock and 850,000 shares of preferred stock outstanding.


NOTE 15.  ISSUANCE OF SHARES FOR SERVICES  STOCK OPTIONS

     The company has a nonqualified stock option plan, which provides for the granting of options to key employees, consultants, and nonemployees directors of the Company. The valuation of shares for services are based on the fair market value of services. The Company has elected to account for the stock option plan in accordance with paragraph 30 of SFAS 123 were the compensation to employees should be recognized over the period(s) in which the related employee services are rendered. In accordance with paragraph 19 of SFAS 123 the fair value of a stock option granted is estimated using an option-pricing model. A total of 804,546 shares were issued for services to management and key employees for the year ended December 31, 1999. As of December 31, 1999 there were no stock options issued or outstanding.


NOTE 16.  RESTATED FINANCIAL STATEMENTS

     Management to comply with SEC regulations for the year ended December 31, 1999 has restated the financial statements.